                          As filed with the Commission on April 28, 2000
                                              1933 Act File No. 33-34079
                                              1940 Act File No. 811-6071

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form N-1A

      REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940  X
                                                                       -

          Amendment No.   41                                           X
                        -------                                        -

                             BT INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                           Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                        (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.         Copies to:   Burton M. Leibert, Esq.
One South Street                            Willkie Farr & Gallagher
Baltimore, Maryland  21202                  787 Seventh Ave
(Name and Address of Agent                  New York, New York 10019
for Service)



                               Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                                       Deutsche Asset Management

                           DO NOT COPY OR CIRCULATE

Prospective
Investor ______________________                           Copy # _______________

                             Confidential Private
                                Offering Memorandum

                                                                  April 30, 2000

                                                                   Institutional

Treasury Assets

Formerly Institutional Treasury Assets Fund, a BT Mutual Fund

[The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.]

NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.

FOR GEORGIA INVESTORS:

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


                                                         A Member of the
                                                         Deutsche Bank Group [/]

Overview
--------------------------------------------------------------------------------
of Treasury Assets Institutional

Goal: The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.
Core Strategy: The Fund invests in debt obligations of the U.S. Treasury, obligations of the U.S. government or its agencies, authorities and instrumentalities and repurchase agreements collateralized by such obligations.


INVESTMENT POLICIES AND STRATEGIES
The Fund seeks to achieve its objective by investing only in:

 . obligations issued or guaranteed by the U.S. Treasury ("U.S. Treasuries"), including but not limited to Treasury bills, notes and bonds;

 . obligations issued or guaranteed as to the payment of principal and interest by the U.S. government or its agencies, authorities or instrumentalities ("U.S. Government Obligations"); and

 . repurchase agreements collateralized by such obligations.

The Fund will maintain at least 65% of its investments in U.S. Treasuries or repurchase agreements collateralized by U.S. Treasuries. The Fund maintains a dollar-weighted average maturity of 90 days or less. The Fund attempts to maintain a stable share price by investing in securities that are valued in
U.S. dollars and have remaining maturities of 397 days or less.
--------------------------------------------------------------------------------


Treasury Asset Institutional

Overview of Treasury Assets

Goal........................................................................   3
Core Strategy...............................................................   3
Investment Policies and Strategies..........................................   3
Principal Risks of Investing in the Fund....................................   4
Who Should Consider Investing in the Fund...................................   4
Annual Fund Operating Expenses..............................................   5

A Detailed Look at Treasury Assets

Objective...................................................................   6
Strategy....................................................................   6
Principal Investments.......................................................   6
Risks.......................................................................   6
Management of the Fund......................................................   7
Calculating the Fund's Share Price..........................................   8
Dividends and Distributions.................................................   8
Tax Considerations..........................................................   8
Buying and Selling Fund Shares..............................................   8
Financial Highlights........................................................  10

--------------------------------------------------------------------------------

Overview of Treasury Assets Institutional

PRINCIPAL RISKS OF INVESTING IN THE FUND

Although the Fund seeks to preserve the value of your investment at $1.00 a share, there are risks associated with investing in the Fund. For example, a sharp rise in interest rates could cause the bond market and individual securities in the Fund's portfolio to decline in value.

WHO SHOULD CONSIDER INVESTING IN THE FUND

Shares of the Fund are being offered for investment only to investors who qualify as both:

 . Accredited investors as defined under Regulation D of the Securities Act of
  1933, as amended, and
 . institutional investors.

Shares of the Fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

You should consider investing in the Fund if you are a conservative investor who is looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. The Fund's investors use the Fund to "sweep" in cash balances remaining in accounts at Bankers Trust each trading day.

You should not consider investing in the Fund if you seek long-term capital growth. Although it provides a convenient means of diversifying short-term investments, the Fund by itself does not constitute a balanced investment program.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.
--------------------------------------------------------------------------------

                                       Overview of Treasury Assets Institutional

ANNUAL FUND OPERATING EXPENSES
(expenses paid from Fund assets)

The Annual Fees and Expenses table to the right describes the fees and expenses that you may pay if you buy and hold shares of Treasury Assets
Institutional.

Expense Example. The example below illustrates the expenses you would have incurred on a $10,000 investment in the Fund. It assumes that the Fund earned an annual return of 5% over the periods shown, that the Fund's operating expenses remained the same, and that you redeem your shares at the end of the period.

You may use this hypothetical example to compare the Fund's expense history with other funds. The example does not represent an estimate of future returns or expenses. Your actual costs may be higher or lower.
--------------------------------------------------------------------------------

/1/The investment adviser and administrator have agreed, for a 16-month period from the Fund's fiscal year end of December 31, 1999, to waive their fees and reimburse expenses so that total expenses will not exceed 0.16%.

/2/For the first year, the expense example takes into account fee waivers and reimbursements.

 ANNUAL FEES AND EXPENSES

                           Percentage of Average
                                    Daily Assets
  Management Fee                           0.15%
 -----------------------------------------------
  Distribution and
  Service (12b-1) Fees                      None
 -----------------------------------------------
  Other Expenses                           0.11%
 -----------------------------------------------
  Total Fund Operating
  Expenses                                 0.26%
 -----------------------------------------------
  Less: Fee Waivers or
   Expense Reimbursements              (0.10)/1/
 -----------------------------------------------
  Net Expenses                             0.16%
 -----------------------------------------------


 EXPENSE EXAMPLE/2/

     1 Year                3 Years                           5 Years                           10 Years
      $16                    $74                              $136                               $321
 -----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A detailed look
--------------------------------------------------------------------------------
at Treasury Assets Institutional

OBJECTIVE

Treasury Assets Institutional seeks a high level of current income consistent with liquidity and the preservation of capital.

While we give priority to earning income and maintaining the value of the Fund's principal at $1.00 per share, all money market instruments, including U.S. government obligations, can change in value when interest rates change.

The Fund's goal is not a fundamental policy. We must notify shareholders before we can change it, but we do not require their approval to do so.

STRATEGY

The Fund seeks to achieve its objective by investing only in:

 . U.S. Treasuries, including but not limited to Treasury bills, notes and bonds;

 . U.S. Government Obligations; and

 . repurchase agreements collateralized by such obligations.

Fund securities are valued in U.S. dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The Fund may also invest in securities that have features that reduce their maturities to 397 days or less at the time of purchase. Although the U.S. government guarantees the timely payment of interest and principal, it does not guarantee the market value of these obligations, which may change in response to changes in interest rates.

Because investors in the Fund will issue standing orders to "sweep" cash balances into the Fund, the Fund may receive significant purchase orders late in the day, which may impact the Fund's ability to remain fully invested. To assist the Fund in remaining fully invested, the Fund and the investment adviser may jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts estimated to be received on any day. Such investments will be allocated between the Fund and the investment adviser in such a manner as to maximize the investment of cash by the Fund.

PRINCIPAL INVESTMENTS

The Fund invests in U.S. Treasuries, including but not limited to Treasury bills, notes and bonds, U.S. Government Obligations and repurchase agreements collateralized by such obligations. The Fund may invest in securities paying a fixed, variable or floating interest rate. In a repurchase agreement, the Fund buys securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.

The Fund may invest in obligations with remaining maturities of 397 days or less at the time of purchase so that the dollar-weighted average maturity of the Fund remains at 90 days or less.

RISKS

Below we set forth some of the prominent risks associated with "government" money market mutual funds, and we detail our approaches to contain them. Although we attempt to assess the likelihood that these risks may actually occur and to limit them, we make no guarantee that we will succeed. If a security no longer meets the Fund's requirements, we will attempt to sell that security within a reasonable time, unless selling the security would not be in the Fund's best interest.

Primary Risks

Interest Rate Risk. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase when interest rates decline. To minimize such price fluctuations, the Fund adheres to the following practices:

 . We limit the dollar-weighted average maturity of the securities held by the Fund to 90 days or less. Generally, rates of short-term investments fluctuate less than longer-term bonds.

 . We primarily buy securities with remaining maturities of 13 months or less.

Market Risk. Although individual securities may outperform their market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.

Security Selection Risk. While the Fund invests in short-term securities, which by nature are relatively stable investments,
--------------------------------------------------------------------------------

                               A Detailed Look at Treasury Assets Institutional

the risk remains that the securities we have selected will not perform as expected. This, in turn, could cause the Fund's returns to lag behind those of similar money market funds.

Repurchase Agreement Risk. A repurchase agreement exposes the Fund to the risk that the party that sells the securities defaults on its obligation to repurchase them. In this circumstance, the Fund can lose money because:

 . it cannot sell the securities at the agreed-upon time and price; or

 . the securities lose value before they can be sold.

The Fund seeks to reduce this risk by monitoring the creditworthiness of the sellers with whom it enters into repurchase agreements. The Fund also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.

MANAGEMENT OF THE FUND

Deutsche Asset Management is the marketing name for the asset management activities of Deutsche Bank A.G., Deutsche Fund Management, Bankers Trust Company, DB Alex. Brown LLC, Deutsche Asset Management, Inc. and Deutsche Asset Management Investment Services Limited.

Board of Trustees. The Fund's shareholders, voting in proportion to the number of shares each owns, elect a Board of Trustees, and the Trustees supervise all the Fund's activities on their behalf.

Investment Adviser. Under the supervision of the Board of Trustees, Bankers Trust Company, with headquarters at 130 Liberty Street, New York, NY 10006, acts as the Fund's investment adviser. The investment adviser makes the Fund's investment decisions. It buys and sells securities for the Fund and conducts the research that leads to the purchase and sale decisions. The adviser received a fee of 0.15% of the Fund's average daily net assets for its services in the last fiscal year.

As of December 31, 1999, Bankers Trust had total assets under management of approximately $270 billion. Bankers Trust is dedicated to servicing the needs of corporations, governments, financial institutions, and private clients and has invested retirement assets on behalf of the nation's largest corporations and institutions for more than 50 years. The scope of the firm's capability is broad--it is a leader in both the active and passive quantitative investment disciplines and maintains a major presence in stock and bond markets worldwide.

At a special meeting of shareholders held in 1999, shareholders of the Fund approved a new investment advisory agreement with Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.). The new investment advisory agreement with Deutsche Asset Management, Inc. may be implemented within two years of the date of the special meeting upon approval of a majority of the members of the Board of Trustees who are not "interested persons," generally referred to as independent trustees. Shareholders of the Fund also approved a new sub-investment advisory agreement among the Trust, Deutsche Asset Management, Inc. and Bankers Trust under which Bankers Trust may perform certain of Deutsche Asset Management Inc.'s responsibilities, at Deutsche Asset Management, Inc.'s expense, upon approval of the independent trustees, within two years of the date of the special meeting. Under the new investment advisory agreement and new sub-advisory agreement, the compensation paid and the services provided would be the same as those under the existing advisory agreement with Bankers Trust.

Deutsche Asset Management, Inc. is located at 885 Third Avenue, 32nd Floor, New York, New York 10022. The firm provides a full range of investment advisory services to institutional clients. It serves as investment adviser to 11 other investment companies and as sub-adviser to five other investment companies.

Other Services. Bankers Trust provides administrative services--such as portfolio accounting, legal services and others--for the Fund. In addition, Bankers Trust performs the functions necessary to establish and maintain your account. Besides setting up the account and processing your purchase and sale orders, these functions include:

 . keeping accurate, up-to-date records for your individual Fund account;

 . implementing any changes you wish to make in your account information;

 . processing your requests for cash dividends and distributions from the Fund;

 . answering your questions on the Fund's investment performance or administration;

 . sending proxy reports and updated prospectus information to you; and

 . collecting your executed proxies.

-------------------------------------------------------------------------------

A Detailed Look at Treasury Assets Institutional

CALCULATING THE FUND'S SHARE PRICE

We calculate the price of the Fund's shares (also known as the "Net Asset Value" or "NAV") at 3:00 p.m. Eastern time each day the Fund is open for business. On the day before certain holidays are observed, the bond markets or other primary trading markets for the Fund may close early. The Fund may also close early on the day after Thanksgiving and the day before Christmas Eve. If the Bond Market Association recommends an early close of the bond markets, the Fund also may close early. You may call the Deutsche Asset Management Service Center at 1-800-730-1313 for additional information about whether the Fund will close before a particular holiday. On days the Fund closes early:

 . All orders received prior to the Fund's close will be processed as of the time the Fund's NAV is next calculated.

 . Redemption orders received after the Fund's close will be processed as of the time the Fund's NAV is next calculated.

 . Purchase orders received after the Fund's close will be processed the next business day.

The Fund uses the amortized cost method to account for any premiums or discounts above or below the face value of any securities it buys. This method writes down the premium--or marks up the discount--at a constant rate until maturity. It does not reflect daily fluctuations in market value. The Fund's Net Asset Value will normally be $1.00 a share.

DIVIDENDS AND DISTRIBUTIONS

The Fund declares dividends from its net income daily and pays the dividends on a monthly basis.

The Fund reserves the right to include in the daily dividend any short-term capital gains on securities that it sells. Also, the Fund will normally declare and pay annually any long-term capital gains as well as any short-term capital gains that it did not distribute during the year.

We automatically reinvest all dividends and capital gains, if any, unless you tell us otherwise.
--------------------------------------------------------------------------------

The Fund is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Columbus Day (the second Monday in October), Veterans' Day (November 11), Thanksgiving Day (the fourth Thursday in November) and Christmas Day.

TAX CONSIDERATIONS

The Fund does not ordinarily pay income taxes. You and other shareholders pay taxes on the income or capital gains from the Fund's holdings. Your taxes will vary from year to year, based on the amount of capital gain distributions and dividends paid out by the Fund. You owe the taxes whether you receive cash or choose to have distributions and dividends reinvested. Distributions and dividends usually create the following tax liability:


  TRANSACTION                 TAX STATUS
  Income dividends            Ordinary income
 --------------------------------------------
  Short-term capital gain
   distributions              Ordinary income
 --------------------------------------------
  Long-term capital gain
   distributions              Capital gains
 --------------------------------------------

Every year the Fund will send you information on the distributions for the previous year.

The tax considerations for tax deferred accounts or nontaxable entities are different.

Because each investor's tax circumstances are unique and because the tax laws are subject to change, we recommend that you consult your tax advisor about your investment.

BUYING AND SELLING FUND SHARES

Investors in the Fund will issue standing orders, effective each day on which the Fund is open, to "sweep" into the Fund cash balances remaining in accounts at Bankers Trust.

Three copies of a Subscription Agreement for use in subscribing to purchase shares of the Fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Bankers Trust Company, 130 Liberty Street, New York, New York 10006, and the purchase must be accepted by the Fund's Placement Agent, ICC Distributors, Inc.
--------------------------------------------------------------------------------

                               A Detailed Look at Treasury Assets Institutional


IMPORTANT INFORMATION ABOUT BUYING AND SELLING SHARES

 . After we receive your order, we buy or sell your shares at the next price calculated on a day the Fund is open for business.

 . We do not pay dividends on shares the day they are sold.

 . We remit proceeds from the sale of shares in U.S. dollars (unless the redemption is so large that it is made "in-kind").

 . We do not issue share certificates.

 . We reserve the right to reject purchases of Fund shares (including exchanges) for any reason.

 . We reserve the right to reject the purchases of Fund shares (including exchanges) or to suspend or postpone redemptions at times when both the New York Stock Exchange and the Fund's custodian are closed.

 . Because Bankers Trust is the Fund's custodian and Transfer Agent, funds may be transferred directly between the Fund and a customer account held with Bankers Trust without incurring the additional costs or delays associated with a wire transfer.

 . Account Statements and Fund Reports: We will furnish you with a written confirmation of every transaction that affects your account balance. You will also receive monthly statements reflecting the balances in your account. We will send you a report every six months on your fund's overall performance, its current holdings and its investing strategies.
-------------------------------------------------------------------------------

A Detailed Look at Treasury Assets Institutional

The table below provides a picture of the Fund's financial performance since inception. Certain information selected reflects financial results for a single Fund share. The total returns in the table represent the rates of return that an investor would have earned on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is included in the Fund's annual report. The annual report is available free of charge by calling the Deutsche Asset Management Service Center at 1-800-730-1313.

 FINANCIAL HIGHLIGHTS



                                           For the Year      For the Period
                                        Ended December 31,   Dec. 1, 1997/1/
                                          1999      1998    to Dec. 31, 1997
  Per Share Operating Performance:
  Net Asset Value, Beginning of Period   $1.00     $1.00       $1.00
 ---------------------------------------------------------------------------
  Income from Investment Operations
  Net Investment Income                   0.05      0.05        0.0046
 ---------------------------------------------------------------------------
  Net Realized Gain (Loss) from
  Investment Transactions                 0.00/2/   0.00/2/     0.00/2/
 ---------------------------------------------------------------------------
  Total from Investment Operations        0.05      0.05        0.0046
 ---------------------------------------------------------------------------
  Distributions to Shareholders
  Net Investment Income                  (0.05)    (0.05)      (0.0046)
 ---------------------------------------------------------------------------
  Net Asset Value, End of Year           $1.00     $1.00       $1.00
 ---------------------------------------------------------------------------
  Total Investment Return                 4.97%     5.33%       0.46%
 ---------------------------------------------------------------------------
  Supplemental Data and Ratios:
 ---------------------------------------------------------------------------
  Net Assets, End of Period (000s
  omitted)                              $638,866  $488,226    $94,386
 ---------------------------------------------------------------------------
  Ratios to Average Net Assets:
  Net Investment Income                   4.86%     5.24%       5.43%/3/
 ---------------------------------------------------------------------------
  Expenses After Waivers                  0.16%     0.16%       0.16%/3/
 ---------------------------------------------------------------------------
  Expenses Before Waivers                 0.26%     0.27%       0.97%/3/
 ---------------------------------------------------------------------------
  Decrease Reflected in Above Expense
  Ratio Due to Fee Waivers or Expense
  Reimbursements                          0.10%     0.11%       0.81%/3/
 ---------------------------------------------------------------------------

 /1/The Fund's inception date.
 /2/Less than $0.01 per share.
 /3/Annualized.
--------------------------------------------------------------------------------

                       This page intentionally left blank

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

You can find more detailed information about the Fund in the current Statement of Additional Information, dated April 30, 2000, which we have filed electronically with the Securities and Exchange Commission (SEC) and which is incorporated by reference into this Prospectus. To receive your free copy of the Statement of Additional Information, the annual or semi-annual report, or if you have questions about investing in a Fund, write to us at:

                              Deutsche Asset Management Service Center
                              P.O. Box 219210
                              Kansas City, MO 64121-9210
or call our toll-free number: 1-800-730-1313

You can find reports and other information about the Fund on the EDGAR Database on the SEC website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by electronic request at publicinfo@sec.gov or by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-0102. Information about the Fund, including its Statement of Additional Information, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. For information on the Public Reference Room, call the SEC at 202-942-8090.

Treasury Assets Institutional
BT Institutional Funds

Distributed by:
ICC Distributors, Inc.
                                                           1664PRO (04/00)
                                                           811-6071

                           DO NOT COPY OR CIRCULATE

  Investor  __________________________________________           Copy #_____

                                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION

                                                              April 30, 2000
BT Institutional Funds

Treasury Assets Institutional

BT Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having
distinct investment objectives and policies.   This Confidential Statement of
Additional Information ("SAI") relates to Treasury Assets Institutional (the "Fund").

Shares of the Fund are sold by ICC Distributors, Inc. ("ICC Distributors"), the Trust's Distributor (and the Fund's Placement Agent), primarily to clients and customers of Bankers Trust Company ("Bankers Trust"). Bankers Trust serves as the Fund's investment adviser (the "Adviser").

THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND
(2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.

The Fund's Confidential Private Offering Memorandum, which may be amended from time to time, is dated April 30, 2000. The Confidential Private Offering Memorandum provides the basic information investors should know before investing, and may be obtained without charge by calling the Fund at 1-800-730-1313. This SAI, which is not a Confidential Private Offering Memorandum, is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Confidential Private Offering Memorandum. Capitalized terms not otherwise defined in this Confidential Statement of Additional Information have the meanings accorded to them in the Fund's Confidential Private Offering Memorandum.

The Fund's audited Annual Report dated December 31, 1999, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.

Copies of the Annual Report and information regarding the Fund's current performance may be obtained by writing or telephoning: Bankers Trust, 130 Liberty Street, One Bankers Trust Plaza, New York, New York 10006, 1-800-730-1313.

                      Investment Adviser and Administrator
                             BANKERS TRUST COMPANY

                                Placement Agent
                             ICC DISTRIBUTORS, INC.
                              1-800-730-1313

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS..............................................                4

 Investment Objective........................................................................                4
 Investment Policies.........................................................................                4
 Additional risk factors.....................................................................                5
 Investment Restrictions.....................................................................                6
 Fund Turnover...............................................................................                7
 Fund Transactions...........................................................................                7

NET ASSET VALUE..............................................................................                8

PURCHASE AND REDEMPTION INFORMATION..........................................................                9

MANAGEMENT OF THE TRUST AND FUND.............................................................                9

 Trustees of the Trust.......................................................................               10
 Officers of the Trust.......................................................................               11
 Code of ethics..............................................................................               13
 Investment Adviser..........................................................................               13
 Administrator...............................................................................               14
 Custodian and Transfer Agent................................................................               15
 Use of Name.................................................................................               15
 Banking Regulatory Matters..................................................................               15
 Counsel and Independent Accountants.........................................................               15

ORGANIZATION OF THE TRUST....................................................................               16

TAXES........................................................................................               17

PERFORMANCE INFORMATION......................................................................               17

FINANCIAL STATEMENTS.........................................................................               18

APPENDIX.....................................................................................               19

DESCRIPTION OF SECURITIES RATINGS............................................................               19

                INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

                              Investment Objective

The Fund seeks a high level of current income consistent with liquidity and the preservation of capital. The Fund will attempt to achieve its investment objectives by investing only in (a) Treasuries, including but not limited to Treasury bills, notes and bonds, (b) U.S. Government Obligations and (c) repurchase agreements collateralized by such obligations. There can, of course, be no assurance that the Fund will achieve its investment objective.

                              Investment Policies

The following is a discussion of the various investments of and techniques employed by the Fund.

U.S. Government Obligations. The Fund may invest in obligations issued or guaranteed by the U.S. Treasury ("U.S. Treasuries"), including but not limited to Treasury bills, notes and bonds; obligations issued or guaranteed as to the payment of principal and interest by the U.S. government or its agencies, authorities or instrumentalities ("U.S. Government Obligations"); and repurchase agreements collateralized by such obligations. Obligations of certain agencies and instrumentalites of the U.S. government such as short-term obligations of the Government National Mortgage Association, are supported by the "full faith and credit" of the U.S. government; others, such as those of the Export-Import Bank of the U.S., are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by thc credit of the instrumentality. Other examples of the types of U.S. Government Obligations that the Fund may hold include, but are not limited to, the obligations of the Federal Housing Administration, Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Immediate Credit Banks, Federal Land Banks and Maritime Administration. While U.S. Government Obligations are guaranteed by the U.S. government as to the timely payment of principal and interest, the market value of such obligations is not guaranteed and may rise and fall in response to changes in interest rates. The shares of the Fund are not guaranteed or insured by the U.S. government.

Repurchase Agreements. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers approved by the Trust's Board of Trustees. Under the terms of a typical repurchase agreement, the Fund would acquire underlying U.S. Government Obligations regardless of any remaining maturity for a relatively short period (usually not more than one week), subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateralized securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. Bankers Trust reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that the value is maintained at the required level.

Reverse Repurchase Agreements. The Fund may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage, by among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Fund enters into a reverse repurchase agreement it segregates cash, U.S. Government Obligations or other high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.

When-Issued and Delayed-Delivery Securities. To secure prices deemed advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a "when, as, and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event.

Securities purchased on a when-issued or delayed-delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed-delivery basis, the Fund will segregate cash or liquid securities in an amount at least equal to the when-issued or delayed-delivery commitment.

Quality and Maturity of the Fund's Securities. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in U.S. dollars. Bankers Trust, acting under the supervision of and procedures adopted by the Board of Trustees of the Fund, will also determine that all securities purchased by the Fund present minimal credit risks. Bankers Trust will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

                            Additional Risk Factors

In addition to the risks discussed above, the Fund's investments may be subject to the following risk factors:

Rating Services. The ratings of Moody's and S&P represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of fund investments, the Adviser also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event would require the Fund to eliminate the obligation from its portfolio, but the Adviser will consider such an event in its determination of whether the Fund should continue to hold the obligation. A description of the ratings categories of Moody's and S&P is set forth in the Appendix to this SAI.

                            Investment Restrictions

The investment restrictions below have been adopted by the Trust with respect to the Fund, as fundamental policies. Under the Investment Company Act of 1940, as amended (the "1940 Act"), a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund, which is defined in the 1940 Act as the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting of the Fund if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund. The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

As a matter of fundamental policy, the Fund may not:

  1. Borrow money or mortgage or hypothecate assets of the Fund, except that in an amount not to exceed 5% of the current value of the Fund's total assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 5% of such assets to secure such borrowings (it is intended that money would be borrowed only from banks or through reverse repurchase agreements and only either to accommodate redemption requests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a private insurance company sponsored by the Investment Company Institute.

  2. Underwrite securities issued by other persons except insofar as the Trust or the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a portfolio security;

  3. Make loans to other persons except (a) through the use of repurchase agreements, (b) making loans of portfolio securities or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

  4. Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein, interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts), except that the Fund may hold and sell, for the Fund's portfolio, real estate acquired as a result of the Fund's ownership of securities;

  5. Concentrate its investments in any particular industry (excluding Treasuries and U.S. Government Obligations); and

  6. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

  7. With respect to the Fund's (Portfolio's) total assets, invest more than 5% of its total assets in the securities of any one issuer (excluding cash and cash-equivalents, U.S. government securities and the securities of other investment companies) or own more than 10% of the voting securities of any issuer.

Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities. The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

Additional Restrictions. The Fund will not invest more than an aggregate of 10% of its net assets (taken at current value) in (i) securities that cannot be readily resold to the public because of legal or contractual restrictions or because there are no market quotations readily available or (ii) other "illiquid" securities (including time deposits and repurchase agreements maturing in more than seven calendar days); provided, however, that nothing in this investment restriction shall prevent the Trust from investing all or part of the Fund's assets in an open-end management investment company with the same investment objectives as the Fund.

                                 Fund Turnover

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on their income and have been and is expected to be zero for regulatory reporting purposes.

                               Fund Transactions

Decisions to buy and sell securities and other financial instruments for the Fund are made by Bankers Trust, which also is responsible for placing these transactions, subject to the overall review of the Trust's Board of Trustees. Although investment requirements for the Fund are reviewed independently from those of the other accounts managed by Bankers Trust, investments of the type the Fund may make may also be made by these other accounts. When the Fund and one or more other accounts managed by Bankers Trust are prepared to invest in, or desire to dispose of the same security or other financial instrument, available investments or opportunities for sales will be allocated in a manner believed by Bankers Trust to be equitable to each. In some cases, this procedure may affect adversely the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

Purchases and sales of securities on behalf of the Fund will be principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. The cost of securities purchased from underwriters includes an underwriting commission or concession and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government Obligations are generally purchased from underwriters or dealers, although certain newly issued U.S. Government Obligations may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere. Principal transactions are not entered into with persons affiliated with the Fund except pursuant to exemptive rules or orders adopted by the SEC. Under rules adopted by the SEC, broker-dealers may not execute transactions on the floor of any national securities exchange for the accounts of affiliated persons, but may effect transactions by transmitting orders for execution.

In selecting dealers to execute portfolio transactions on behalf of the Fund, Bankers Trust seeks the best overall terms available. In assessing the best overall terms available for any transaction, Bankers Trust will consider the factors it deems relevant, including the breadth of the market in the investment, the price of the investment and the financial condition and execution capability of the dealer for the specific transaction and on a continuing basis. In addition, Bankers Trust is authorized, in selecting parties to execute a particular transaction and in evaluating the best overall terms available, to consider the "brokerage services," but not "research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund.

                                NET ASSET VALUE

The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.

The valuation of the Fund's securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating Interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

The Fund's use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less (as determined under the rule), and invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks.

Pursuant to the rule, the Trust's Board of Trustees also has established procedures designed to allow investors in the Fund to establish, to the extent reasonably possible, the investors' price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund's holdings by the Trust's Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund's assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.

The rule also provides that the extent of any deviation between the value of the Fund's assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust's Board of Trustees. In the event the Trust's Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust's Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund's assets by using available market quotations.

                      PURCHASE AND REDEMPTION INFORMATION

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund's primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund's primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

Under the terms of a Placement Agent Agreement, ICC Distributors acts as Placement Agent on a "best efforts" basis with respect to the sale of shares of the Fund. In addition to ICC Distributors' duties as Placement Agent, ICC Distributors may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.

                       MANAGEMENT OF THE TRUST AND FUND

The Trust and the Fund are governed by a Board of Trustees which is responsible for protecting the interests of investors. By virtue of the responsibilities assumed by Bankers Trust, the administrator of the Trust and the Fund, neither the Trust nor the Fund require employees other than its executive officers.
None of the executive officers of the Trust or the Fund devotes full time to the affairs of the Trust or the Fund.

A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Fund, as the case may be, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Trust and the Fund.

Each Board of Trustees is composed of persons experienced in financial matters who meet throughout the year to oversee the activities of the Fund or Fund they represent. In addition, the Trustees review contractual arrangements with companies that provide services to the Fund/Trust and review the Fund's performance.

The Trustees and officers of the Trust and the Fund, their birthdates, and their principal occupations during the past five years are set forth below. Their titles may have varied during that period.

                             Trustees of the Trust

CHARLES P. BIGGAR (birth date: October 13, 1930) -- Trustee of the Trust; Trustee of each of the other investment companies in the Fund Complex/1/; Retired; formerly Vice President, International Business Machines ("IBM") and President, National Services and the Field Engineering Divisions of IBM. His address is 12 Hitching Post Lane, Chappaqua, New York 10514.


S. LELAND DILL (birth date: March 28, 1930) -- Trustee of the Trust; Trustee of each of the other investment companies in the Fund Complex; Retired; formerly Partner, KPMG Peat Marwick; Director, Vintners International Company Inc.; Director, Coutts (U.S.A.) International; Trustee, Phoenix Zweig Series Trust; Trustee, Phoenix Euclid Market Neutral Fund; Director, Coutts Trust Holdings Ltd., Director, Coutts Group; General Partner, Pemco2. His address is 5070 North Ocean Drive, Singer Island, Florida 33404.

MARTIN J. GRUBER (birth date: July 15, 1937) -- Trustee of the Trust; Trustee of each of the other investment companies in the Fund Complex; Nomura Professor of Finance, Leonard N. Stern School of Business, New York University (since 1964); Trustee, TIAA2; Director, S.G. Cowen Mutual Funds/2/; Director, Japan Equity Fund, Inc./2/; Director, Taiwan Equity Fund, Inc./2/ His address is 229 South Irving Street, Ridgewood, New Jersey 07450.

RICHARD HALE* (birth date: July 17, 1945) -- Trustee of the Trust; Trustee of each of the other investment companies in the Fund Complex; Managing Director, Deutsche Asset Management; Director, Flag Investors Funds/2/; Managing Director, Deutsche Banc Alex. Brown Incorporated; Director and President, Investment Company Capital Corp. His address is 205 Woodbrook Lane, Baltimore, Maryland 21202.

RICHARD J. HERRING (birth date: February 18, 1946) -- Trustee of the Trust; Trustee of each of the other investment companies in the Fund Complex; Jacob Safra Professor of International Banking and Professor, Finance Department, The Wharton School, University of Pennsylvania (since 1972). His address is 325 South Roberts Road, Bryn Mawr, Pennsylvania 19010.

BRUCE E. LANGTON (birth date: May 10, 1931) -- Trustee of the Trust; Trustee of each of the other investment companies in the Fund Complex; Retired; formerly Assistant Treasurer of IBM Corporation (until 1986); Trustee and Member, Investment Operations Committee, Allmerica Financial Mutual Funds (1992-present); Member, Investment Committee, Unilever U.S. Pension and Thrift Plans (1989 to present)/3/; Director, TWA Pilots Directed Account Plan


-----------------------
/1/The "Fund Complex" consists of BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios.

/2/An investment company registered under the 1940 Act.

and 401(k) Plan (1988 to present)/2/. His address is 99 Jordan Lane, Stamford, Connecticut 06903.

PHILIP SAUNDERS, JR. (birth date: October 11, 1935) -- Trustee of the Trust; Trustee of each of the other investment companies in the Fund Complex; Principal, Philip Saunders Associates (Economic and Financial Consulting); former Director, Financial Industry Consulting, Wolf & Company; President, John Hancock Home Mortgage Corporation; Senior Vice President of Treasury and Financial Services, John Hancock Mutual Life Insurance Company, Inc. His address is Philip Saunders Associates, 445 Glen Road, Weston, Massachusetts 02493.

HARRY VAN BENSCHOTEN (birth date: February 18, 1928) -- Trustee of the Trust; Trustee of each of the other investment companies in the Fund Complex; Retired; Corporate Vice President, Newmont Mining Corporation (prior to 1987); Director, Canada Life Insurance Corporation of New York (since 1987). His address is 6581 Ridgewood Drive, Naples, Florida 34108.

* "Interested Person" within the meaning of Section 2(a)(19) of the Act. Mr. Hale is a Managing Director of Deutsche Asset Management, the U.S. asset management unit of Deutsche Bank A.G. and its affiliates.

The Board has an Audit Committee that meets with the Trust's and the Portfolio Trust's independent accountants to review the financial statements of the Trust and Portfolio Trust, the adequacy of internal controls and the accounting procedures and policies of the Trust and Portfolio Trust. Each member of the Board except Mr. Hale also is a member of the Audit Committee.

                             Officers of the Trust

DANIEL O. HIRSCH (birth date: March 27, 1954) -- Secretary of the Trust; Director, Deutsche Banc Alex. Brown Incorporated and Investment Company Capital Corp. since July 1998; Assistant General Counsel, Office of the General Counsel, United States Securities and Exchange Commission from 1993 to 1998. His address is One South Street, Baltimore, Maryland 21202.

JOHN A. KEFFER (birth date: July 14, 1942) -- President and Chief Executive Officer of the Trust; President, Forum Financial Group L.L.C. and its affiliates; President, ICC Distributors, Inc./4/ His address is ICC Distributors, Inc., Two Portland Square, Portland, Maine 04101.

CHARLES A. RIZZO (birth date: August 5, 1957) Treasurer of the Trust; Director and Department Head, Deutsche Asset Management since 1998; Senior Manager, PricewaterhouseCoopers LLP from 1993 to 1998. His address is One South Street, Baltimore, MD 21202.

Messrs. Hirsch, Keffer and Rizzo also hold similar positions for other investment companies for which ICC Distributors, or an affiliate serves as the principal underwriter.


-------------------
/3/A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
/4/Underwriter/distributor for the Trust. Mr. Keffer owns 100% of the shares of ICC Distributors, Inc.

No person who is an officer or director of Bankers Trust is an officer or Trustee of the Trust. No director, officer or employee of ICC Distributors or any of its affiliates will receive any compensation from the Trust or Portfolio Trust for serving as an officer or Trustee of the Trust.

                           Trustee Compensation Table

                                  Aggregate Compensation      Total Compensation
                                   from BT Institutional             from
Trustee                                   Funds*                Fund Complex**
--------------------------------------------------------------------------------
Charles P. Biggar                        $11,475                   $43,750
--------------------------------------------------------------------------------
S. Leland Dill                           $ 1,698                   $43,750
--------------------------------------------------------------------------------
Martin Gruber                            $ 1,698                   $45,000
--------------------------------------------------------------------------------
Richard J. Herring                       $27,062                   $43,750
--------------------------------------------------------------------------------
Kelvin Lancaster                         N/A                       $27,500
--------------------------------------------------------------------------------
Bruce E. Langton                         $26,289                   $43,750
--------------------------------------------------------------------------------
Philip Saunders, Jr.                     $ 1,698                   $45,000
--------------------------------------------------------------------------------
Harry Van Benschoten                     $ 1,698                   $45,000
--------------------------------------------------------------------------------

*The information provided is for the BT Institutional Funds, which is comprised of nine funds, for the year ended December 31, 1999.

**Aggregated information is furnished for the Fund Complex which consists of the following: BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, BT Investment Portfolios, Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Intermediate Tax Free Portfolio, Asset Management Portfolio, Equity 500 Index Portfolio and Capital Appreciation Portfolio for the year ended December 31, 1999.

As of March 31, 1999, the Trustees and officers of the Trust and the Funds owned in the aggregate less than 1% of the shares of any Fund or the Trust (all series taken together).

As of March 31, 1999, the following shareholders of record owned 5% or more of the outstanding shares of the Fund: City of Birmingham Department of Finance, City Hall, 710 North 20th Street, Room 205, Birmingham, AL 35203 (12.36%); Duke Management Company, 2200 West Main Street, Suite 1000, Durham, NC 27705 (5.09%); Joint Industry Board of Electrical Industry, Attn: Larry Jacobson, 158-11 Harry Van Arsdale Jr. Ave., Flushing, NY 11365 (10.88%); Commonwealth of Virginia, Attn. Gregory Schnitzler, P.O. Box 1879, Richmond, VA 23218 (16.25%); Inova Health Systems, Attn. Rick Talento, 2990 Telestar Court, 4th Floor, Falls Church, VA 22042 (6.82%); Yale University, Attn. Alex Banker, 230 Prospect Street, New Haven, CT 06511 (26.51%).

                                 Code of Ethics

The Board of Trustees of the Fund has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Fund's Code of Ethics permits Fund personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements (with certain exceptions). In addition, the Fund's Code of Ethics provides for trading "blackout periods" that prohibit trading by personnel within periods of trading by the Fund in the same security. The Fund's Code of Ethics also prohibits short term trading profits and personal investment in initial public offerings. The Code requires prior approval with respect to purchases of securities in private placements.

The Fund's adviser, Bankers Trust Company, has also adopted a Code of Ethics. The Code of Ethics allows personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements and other restrictions including "blackout periods" and minimum holding periods, subject to limited exceptions. The Code prohibits purchases of securities in initial public offerings (the prohibition is limited to U.S. public offerings) and requires prior approval for purchases of securities in private placements.

The Fund's principal underwriter, ICC Distributors, Inc. ("ICC"), has adopted a Code of Ethics applicable to ICC's distribution services to registered investment companies such as the Fund. The distributor's Code of Ethics prohibits access persons and investment personnel from executing personal trades on a day during which the individual knows or should have known that a Fund has a pending "buy" or "sell" order in the same security, subject to certain exceptions. In addition, investment personnel are prohibited from executing personal trades during a "blackout period" surrounding trades by funds for which such investment personnel make investment recommendations, subject to certain exceptions. The ICC Distributors Code of Ethics also requires investment personnel to obtain pre-clearance for purchases of securities in an initial public offering or private placement.

                               Investment Adviser

The Trust has retained the services of Bankers Trust as Adviser. Bankers Trust is a wholly owned subsidiary of Deutsche Bank A.G. ("Deutsche Bank"). Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installments financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

Bankers Trust may have deposit, loan and other commercial banking relationships with the issuers of obligations which may be purchased on behalf of the Fund, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. Bankers Trust has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, Bankers Trust will not inquire or take into consideration whether an issuer of securities proposed for purchase of sale by the Fund is a customer of Bankers Trust, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, Bankers Trust, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by Bankers Trust or any such affiliate.

Bankers Trust, subject to the supervision and direction of the Board of Trustees of the Portfolio, manages the Portfolio in accordance with the Portfolio's investment objective and stated investment policies, makes investment decisions for the Portfolio, places orders to purchase and sell securities and other financial instruments on behalf of the Portfolio and employs professional investment managers and securities analysts who provide research services to the Portfolio. Bankers Trust may utilize the expertise of any of its worldwide subsidiaries and affiliates to assist it in its role as investment adviser. All orders for investment transactions on behalf of the Portfolio are placed by Bankers Trust with brokers, dealers and other financial intermediaries that it selects, including those affiliated with Bankers Trust. A Bankers Trust affiliate will be used in connection with a purchase or sale of an investment for the Portfolio only if Bankers Trust believes that the affiliate's charge for transaction does not exceed usual and customary levels. The Portfolio will not invest in obligations for which Bankers Trust or any of its affiliates is the ultimate obligor or accepting bank. The Portfolio may, however, invest in the obligations of correspondents or customers of Bankers Trust.

Under the Advisory Agreement, Bankers Trust receives a fee from the Fund, computed daily and paid monthly, at the annual rate of 0.15% the average daily net assets of the Fund. For the fiscal periods ended December 31, 1999, 1998 and 1997, Bankers Trust earned $975,386, $646,253 and $12,032, respectively, as compensation for investment advisory services provided to the Fund. During the same periods, Bankers Trust reimbursed $633,810, $483,425 and $52,277, respectively, to the Fund to cover expenses.

The Fund's prospectus contains disclosure as to the amount of Bankers Trust's investment advisory and administration and services fees, including waivers thereof. Bankers Trust may not recoup any of its waived investment advisory or administration and services fees.

                                 Administrator

Under the administration and services agreements, Bankers Trust is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust. Bankers Trust will generally assist in all aspects of the Fund's operations; supply and maintain office facilities (which may be in Bankers Trust's own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents of the Trust), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities, if applicable; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust's Declaration of Trust, by-laws, investment objectives and policies and with applicable federal and state securities laws; arrange for appropriate insurance coverage; calculate the NAV, net income and realized capital gains or losses of the Trust; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others retained to supply services.

For the fiscal periods ending December 31, 1999, 1998 and 1997 Bankers Trust earned $650,257, $430,835 and $8,021, respectively, in compensation for administrative and other services provided to the Fund.

                          Custodian and Transfer Agent

Bankers Trust, 130 Liberty Street (One Bankers Trust Plaza), New York, New York 10006, serves as custodian and transfer agent for the Trust and as custodian for the Fund pursuant to the Administration and Services Agreements discussed above. As custodian, Bankers Trust holds the Fund's and the Fund's assets. For such services, Bankers Trust receives monthly fees from the Fund and Fund, which are included in the administrative services fees discussed above. As transfer agent for the Trust, Bankers Trust maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. Bankers Trust is also reimbursed by the Fund for its out-of-pocket expenses. Bankers Trust will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

                                  Use of Name

The Trust and Bankers Trust have agreed that the Trust may use "BT" as part of its name for so long as Bankers Trust serves as investment adviser. The Trust has acknowledged that the term "BT" is used by and is a property right of certain subsidiaries of Bankers Trust and that those subsidiaries and/or Bankers Trust may at any time permit others to use that term.

The Trust may be required, on 60 days' notice from Bankers Trust at any time, to abandon use of the acronym "BT" as part of its name. If this were to occur, the Trustees would select an appropriate new name for the Trust, but there would be no other material effect on the Trust, its shareholders or activities.

                           Banking Regulatory Matters

Bankers Trust has been advised by its counsel that in its opinion Bankers Trust may perform the services for the Fund contemplated by the Advisory Agreement and other activities for the Trust described in the Confidential Private Offering Memorandum and this SAI without violation of the Glass-Steagall Act or other applicable banking laws or regulations. However, counsel has pointed out that future changes in either Federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as future judicial or administrative decisions or interpretations of present and future statutes and regulations, might prevent Bankers Trust from continuing to perform those services for the Trust. If the circumstances described above should change, the Trust's Board of Trustees would review the Trust's relationship with Bankers Trust and consider taking all actions necessary in the circumstances.

                      Counsel and Independent Accountants

Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to Bankers Trust. PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland 21201 has been selected as Independent Accountants for the Trust.

                           ORGANIZATION OF THE TRUST

BT Institutional Funds was organized on March 26, 1990 under the laws of the Commonwealth of Massachusetts. The Fund is a separate series of the Trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The shares of the other series of the Trust are offered through separate prospectuses and statements of additional information. The shares of each series participate equally in the earnings, dividends and assets of the particular series. The Trust may create and issue additional series of shares. Each Trust's Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in a series. Each share represents an equal proportionate interest in a series with each other share. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held. No series of shares has any preference over any other series.

The Trust is an entity commonly known as a "Massachusetts business trust." Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust's property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of shareholders incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees without a meeting. When matters are submitted for shareholder vote, shareholders of the Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of the Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders generally vote by Fund, except with respect to the election of Trustees and the ratification of the selection of independent accountants. Shareholders of the Fund are not entitled to vote on Trust matters that do not affect the Fund. There normally will be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust's outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust's outstanding shares.

Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares are transferable but have no preemptive, conversion or subscription rights. Upon liquidation of the Fund, shareholders of that Fund would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

As of March 31, 2000, the following shareholders of record owned 25% or more of the voting securities of the Fund, and, therefore, may, for certain purposes, be deemed to control the Fund and be able to affect the outcome of certain matters presented for a vote of its shareholders: Yale University, Attn. Alex Banker, 230 Prospect Street, New Haven, CT 06511 (26.51%).

                                     TAXES

The following is only a summary of certain tax considerations generally affecting the Fund and its shareholders, and is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisers with specific reference to their own tax situations.

The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). Provided that the Fund is a regulated investment company, the Fund will not be liable for Federal income taxes to the extent all of its taxable net investment income and net realized long and short-term capital gains, if any, are distributed to its shareholders. Although the Trust expects the Fund to be relieved of all or substantially all Federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which they are otherwise deemed to be conducting business, that portion of the Fund's income which is treated as earned in any such state or locality could be subject to state and local tax. Any such taxes paid by the Fund would reduce the amount of income and gains available for distribution to its shareholders.

While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions ("capital gain dividends"), if any, will be taxable to non tax-exempt shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal.

                            PERFORMANCE INFORMATION

The "effective yield" of the Fund is an annualized "yield" based on a compounding of the unannualized base period return. These yields are each computed in accordance with a standard method prescribed by the rules of the SEC, by first determining the "net change in account value" for a hypothetical account having a share balance of one share at the beginning of a seven-day period (the "beginning account value"). The net change in account value equals the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares. The unannualized "base period return" equals the net change in account value divided by the beginning account value. Realized gains or losses or changes in unrealized appreciation or depreciation are not taken into account in determining the net change in account value.

The yields are then calculated as follows:

Base Period Return              Net Change in Account Value
                                ---------------------------

                                Beginning Account Value

Current Yield          =        Base Period Return x 365/7


Effective Yield        =        [(1 + Base Period Return)365/7] - 1

The Fund's yield for the seven days ended December 31, 1999 was 4.96%.

                              FINANCIAL STATEMENTS

The financial statements for the Fund for the year ended December 31, 1999 are incorporated herein by reference to the Annual Report to shareholders for the Fund dated December 31, 1999. A copy of the Fund's Annual Report may be obtained without charge by contacting the Service Center at 1-800-730-1313.

                                   APPENDIX

                       Description of Securities Ratings

Description of S&P commercial paper ratings:

Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.

Description of Moody's commercial paper ratings:

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations.

Description of Fitch Investors Service's commercial paper ratings:

F1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.

Description of Duff & Phelps' commercial paper ratings:

Duff 1+--Highest certainty of timely payment. Short term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk free U.S. Treasury short term obligations.

Duff 1--Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

Description of Thomson Bank Watch Short-Term Ratings:

T-1--The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

T-2--The second-highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

T-3--The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

T-4--The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

                                             STATEMENT OF ADDITIONAL INFORMATION

                                                                  APRIL 30, 2000


Investment Adviser of the Portfolio
Administrator of the Fund and Portfolio
BANKERS TRUST COMPANY
130 Liberty Street
(One Bankers Trust Plaza)
New York, NY  10006

Distributor
ICC DISTRIBUTORS, INC.

Custodian and Transfer Agent
BANKERS TRUST COMPANY
130 Liberty Street
(One Bankers Trust Plaza)
New York, NY  10006

Independent Accountants
PRICEWATERHOUSECOOPERS LLP
250 West Pratt Street
Baltimore, MD  21201

Counsel
WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
New York, NY  10019

No person has been authorized to give any information or to make any representations other than those contained in the Trust's Prospectus, its Statement of Additional Information or the Trust's official sales literature in connection with the offering of the Trust's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Prospectus nor this Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.


1664SAI (4/00)

PART C  OTHER INFORMATION

Item 23. Exhibits.
         ---------

(a)  Amended and Restated Declaration of Trust dated March 29, 1990; 1
     (i) Fifteenth Amended and Restated Establishment and Designation of Series dated December 9, 1998; 9
    (ii) Sixteenth Amended and Restated Establishment and Designation of Series dated December 8, 1999; 13
   (iii) Seventeenth Amended and Restated Establishment and Designation of Series dated March 7, 2000; 13
(b)  By-Laws; 1
(c)  Incorporated by reference to Exhibit(b) above;
(d)  Investment Advisory Agreement dated June 4, 1999; 12
(e)  Distribution Agreement dated August 11, 1998; 3
     (i) Appendix A to Distribution Agreement dated August 11, 1998, as revised December 9, 1998; 9
    (ii) Exclusive Placement Agent Agreement dated September 30, 1996 on behalf of Institutional Daily Assets Fund; 10
   (iii) Exclusive Placement Agent Agreement dated October 31, 1997 on behalf of Institutional Treasury Assets Fund; 5
(f)  Bonus or Profit Sharing Contracts -- Not applicable;
(g)  Custodian Agreement dated July 1, 1996; 4
     (i) Amendment #1 to Exhibit A dated March 26, 1997 of the Custodian Agreement; 4
    (ii) Amendment #2 to Exhibit A dated October 8, 1997 of Custodian
         Agreement; 5
   (iii) Amendment #3 to Exhibit A dated October 31, 1997 of Custodian Agreement; 5
    (iv) Cash Services Addendum dated December 18, 1998 to Custodian
         Agreement; 6
     (v) Amendment #4 to Exhibit A dated December 9, 1998 of Custodian Agreement; 9
    (vi) Custodian Agreement dated September 10, 1996 on behalf of Institutional Daily Assets Fund; 4
(h)  Administration and Services Agreement dated October 28, 1992; 1
     (i) Exhibit D dated December 9, 1998 to the Administration and Services Agreement; 9
    (ii) Expense Limitation Agreement dated October 31,1999 on behalf of International Equity Fund; 12
   (iii) Expense Limitation Agreement dated June 30, 1999, on behalf of Institutional Daily Assets Fund; 11

    (iv) Expense Limitation Agreement dated December 31, 1999, on behalf of Institutional Cash Management, Institutional Cash Reserves, Institutional Treasury Money, Equity 500 Index, Institutional Liquid Assets, and Institutional Treasury Assets Funds; 13

(i)  Legal Opinion - Not Applicable;
(j)  Consent of Independent Accountants; filed herewith
(k)  Omitted Financial Statements - Not Applicable;
(l)  (i) Investment representation letter of initial shareholder of Equity
         500 Index Fund; 7
    (ii) Investment representation letter of initial shareholder of Institutional Liquid Assets Fund; 1
   (iii) Investment representation letter of initial shareholder of Institutional Daily Assets Fund; 2
(m)  Rule 12b-1 Plans - Not Applicable;
(n)  Not applicable.
(o) Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated March 26, 1997; 4
(p)  Fund, Adviser and Underwriter Codes of Ethics; 13
____________________
1. Incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement as filed with the Commission on July 5, 1995.
2. Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.
3. Incorporated by reference to Post-Effective Amendment No. 24 to the Registration Statement as filed with the Commission on November 24, 1998.
4. Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.
5. Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.
6. Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on October 27, 1998.
7. Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the Commission on April 30, 1992.
8. Incorporated by reference to Post-Effective Amendment No. 26 to the Registration Statement as filed with the Commission on January 28, 1999.
9. Incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement as filed with the Commission on February 8, 1999.

10. Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997.
11. Incorporated by reference to Amendment No. 38 to the Registration Statement as filed with the Commission on October 28, 1999.
12. Incorporated by reference to Amendment No. 39 to the Registration Statement as filed with the Commission on January 28, 2000.
13. Incorporated by reference to Amendment No. 40 to the Registration Statement as filed with the Commission on April 28, 2000.

Item 24. Persons Controlled by or under Common Control with Registrant.
         --------------------------------------------------------------

None


Item 25. Indemnification.
         ----------------

Incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the Commission on April 30, 1996.


Item 26. Business and Other Connections of Investment Adviser.
         -----------------------------------------------------

Bankers Trust Company ("Bankers Trust") serves as investment adviser to the Portfolios. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Deutsche Bank A.G. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Deutsche Bank A.G. and its affiliates or subsidiaries. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who, to our knowledge as of April 25, 2000, are engaged in any other business, profession, vocation or employment of a substantial nature.

Josef Ackermann

Member, Board of Managing Directors, Deutsche Bank AG; Chairman of the Board and Chief Executive Officer, Bankers Trust Corporation; Chairman of the Board and Chief Executive Officer, Bankers Trust Company; Chairman of the Supervisory Board, Deutsche Bank Luxembourg, S.A.; Supervisory Board Memberships in: EUREX Frankfurt AG; EUREX Zurich AG; Linde AG, Stora Enso Oyj and Mannesmann AG; Director, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Hans Angermueller
"Of Counsel", Shearman & Sterling; Director, Bankers Trust Corporation; Director, Bankers Trust Company. Address: Shearman & Sterling, 599 Lexington Avenue, Suite 1414, New York, New York 10022-6069.

George B. Beitzel
Private Investor; Director, Bankers Trust Corporation; Director, Bankers Trust Company; Directorships in: Bitstream, Inc.; Computer Task Group, Inc.; and Staff Leasing Inc. Address: 29 King Street, Chappaqua, New York 10514-3432.

Yves de Balman
Co-Chairman and Co-Chief Executive Officer, DB Alex. Brown LLC; Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust International, plc; Director, Aerospatiale Matra; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc. Address: 130 Liberty Street, New York, New York 10006.

William R. Howell
Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Corporation; Director, Bankers Trust Company; Director, Exxon Mobil Corporation; Warner-Lambert Company; Halliburton Company; Williams, Inc.; Central and South West Corporation. Adddress: 6501 Legacy Drive, Plano, Texas 75054-3698.

Hermann-Josef Lamberti
Executive Vice President, Deutsche Bank AG; Director and Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust Company; Board memberships:
Euroclear plc (London); Euroclear sc. (Brussels); and The Clearinghouse Interbank Payments Co. L.L.C. Supervisory Board Memberships in: GZS (Frankfurt) and the European Transaction Bank (e.t.b.). Director, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Troland S. Link
General Counsel of Deutsche Bank North America; General Counsel, Bankers Trust Corporation; Managing Director and General Counsel, Bankers Trust Company.
Address: 1301 Sixth Avenue - Fl.8, New York, NY 10019.

Rodney A. McLauchlan
Executive Vice President, Bankers Trust Company; Executive Vice President, Bankers Trust Corporation. Address: 31 West 52nd Street, Fl.28, New York, NY 10019.

John A. Ross
Chief Executive Officer of the Americas, Deutsche Bank AG; President and Director, Bankers Trust Corporation; President and Director, Bankers Trust Company; President, Director and Chief Executive Officer, Taunus Corporation and DB U.S. Financial Markets Holding Corporation; President and Chief Executive Officer, Deutsche Bank Americas Holding Corp.; Director, Deutsche Bank Securities Inc.and DB Alex. Brown LLC. Address: Deutsche Bank, 31 West 52nd Street, FL. 28, New York, New York 10019.

Ronaldo H. Schmitz
Member of the Group Board, Deutsche Bank AG, Director, Bankers Trust Corporation; Director, Bankers Trust Company; Non-executive Director, Bertelsmann AG, Glaxo Wellcome plc, Rohm & Haas Co. and INSEAD - Paris, France; Director, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Mayo A. Shattuck III
Co-Chairman and Co-Chief Executive Officer, DB Alex. Brown LLC; Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust International, plc, Alex. Brown & Sons Holdings Limited, Alex. Brown & Sons Limited, Alex. Brown Asset Management, Inc., Alex. Brown Capital Advisory, Incorporated and Investment Company Capital Corporation; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc.; Director and President - AB Administrative Partner, Inc., ABFS I Incorporated, ABS Leasing Services Company, ABS MB Ltd., Alex. Brown Financial Corporation, Alex. Brown Financial Services Incorporated, Alex. Brown Investments Incorporated, Alex. Brown Management Services Inc. and Alex. Brown Mortgage Capital Corporation; and Director and Vice President, Alex. Brown & Sons Holdings Limited; Director, Constellation Holdings; President, South Street Aviation; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc. Address: One South Street, Fl.30 Baltimore, MD 21202.

Item 27. Principal Underwriters.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, also acts as principal underwriter for the following open-end investment companies: BT Advisor Funds, BT Pyramid Mutual Funds, BT Investment Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios, Deutsche Banc Alex. Brown Cash Reserve Fund, Inc., Flag Investors Communications Fund, Inc., Flag Investors Emerging Growth Fund, Inc., the Flag Investors Total Return U.S. Treasury Fund Shares of Total Return U.S. Treasury Fund, Inc., the Flag Investors Managed Municipal Fund Shares of Managed Municipal Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., Flag Investors Funds, Inc. (formerly known as Deutsche Funds, Inc.), Flag Investors Portfolios Trust (formerly known as Deutsche Portfolios), Morgan Grenfell Investment Trust, DP Trust, The Glenmede Funds, Inc. and The Glenmede Portfolios.

(b) Unless otherwise stated, the principal business address for the following persons is Two Portland Square, Portland, Maine 04101.


Name and Principal         Positions and Offices              Positions and Offices
Business Address           With Distributor                   With Registrant
------------------         ---------------------              ---------------------
John Y. Keffer             President                           None
Ronald H. Hirsch           Treasurer                           None
David I. Goldstein         Secretary                           None
Benjamin L. Niles          Vice President                      None
Frederick Skillin          Assistant Treasurer                 None
Marc D. Keffer             Assistant Secretary                 None
Nanette K. Chern           Chief Compliance Officer            None

(c)  None

ITEM 28. Location of Accounts and Records.

BT Institutional Funds:                       Deutsche Asset Management
(Registrant)                                  One South Street
                                              Baltimore, MD  21202

Bankers Trust Company:                        130 Liberty Street
(Custodian, Investment Adviser                New York, NY 10006
and Administrator)

Investors Fiduciary                           127 West 10th Street,
Trust Company:                                Kansas City, MO 64105.

ICC Distributors, Inc.:                       Two Portland Square
(Distributor)                                 Portland, ME 04101


ITEM 30. Undertakings.
         -------------

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940,as amended, the Registrant, BT INSTITUTIONAL FUNDS, certifies that it meets all of the requirements for effectiveness of this Amendment to its Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933, as amended, and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and the State of Maryland on this 28th day of April, 2000.

                         BT INSTITUTIONAL FUNDS

                    By:  /s/ DANIEL O. HIRSCH
                         Daniel O. Hirsch, Secretary
                         April 28, 2000

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to its Registration Statement has been signed below by the following persons in the capacity and on the date indicated:

NAME                          TITLE               DATE
----                          -----               ----

/s/ DANIEL O. HIRSCH          Secretary           April 28,2000
Daniel O. Hirsch              (Attorney in Fact for the Persons
                              Listed Below)

/s/ JOHN Y. KEFFER*           President and
John Y. Keffer                Chief Executive Officer

/s/ CHARLES A. RIZZO*         Treasurer (Principal
Charles A. Rizzo              Financial and Accounting Officer

/s/ CHARLES P. BIGGER*        Trustee
Charles P. Bigger

/s/ S. LELAND DILL*           Trustee
S. Leland Dill

/s/ MARTIN J. GRUBER*         Trustee
Martin J. Gruber

/s/ RICHARD T. HALE*          Trustee
Richard T. Hale

/s/ RICHARD J. HERRING*       Trustee
Richard J. Herring

/s/ BRUCE T. LANGTON*         Trustee
Bruce T. Langton

/s/ PHILIP SAUNDERS, JR.*     Trustee
Philip Saunders, Jr.

/s/ HARRY VAN BENSCHOTEN      Trustee
Harry Van Benschoten



* By Power of Attorney - Incorporated by reference to Amendment No. 39 to the Registration Statement as filed with the Commission on January 28, 2000.

                             RESOLUTION RELATING TO
                    RATIFICATION OF REGISTRATION STATEMENTS

(To be approved by the Boards of each Investment Company with a Fiscal Year End of December 31 (each, a "Trust" or a "Portfolio Trust", as applicable)

     RESOLVED, That the proper officers of the Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Trust, a Post-Effective Amendment under the Securities Act of 1933 (the "1933 Act") and an Amendment under the Investment Company Act of 1940, as amended, (the "1940 Act") to the Trust's Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Securities and Exchange Commission (the "Commission"), under the 1933 Act and the 1940 Act and to appear, together with legal counsel, on behalf of the Trust before the Commission in connection with any matter relating to the Registration Statement; and further

     RESOLVED, That any officer of the Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Trust; and further

     RESOLVED, That any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Trust; and further

     RESOLVED, That the proper officers of the Portfolio Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Portfolio Trust, an Amendment under the 1940 Act to the Portfolio Trust's Registration Statement, to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Commission and to appear, together with legal counsel, on behalf of the Portfolio Trust before the Commission in connection with any matter relating to the Registration Statement; and further

     RESOLVED, That any officer of the Portfolio Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Portfolio Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Portfolio Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Portfolio Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Portfolio Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Portfolio Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Portfolio Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Portfolio Trust; and further

     RESOLVED, That any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Portfolio Trust.